Exhibit 99.1

      Digital Recorders, Inc. Announces First Quarter 2004 Conference Call

     DALLAS--(BUSINESS WIRE)--May 5, 2004--Digital Recorders, Inc.
(Nasdaq:TBUS):

     --   First Quarter 2004 Revenue Up Approximately 11 Percent

     --   Management Expects to Report a Profit for First Quarter 2004

     Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, reiterated today that first quarter 2004 sales were approximately $12.1 million, or an increase of about 11 percent over same-period results a year ago, and also announced its plans for a shareholder conference call on Friday, May 7, 2004, at 10:30 a.m. (Eastern).
     "Both consolidated domestic and consolidated international operations produced an overall increase in revenue for first quarter 2004. Additionally, we expect to report a profit on this revenue level. Investors may recall that for the same quarter last year, we reported revenue of $10.9 million and a loss of $211,466, or 6 cents per share," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said. "We expect to file our Form 10-Q with the Securities and Exchange Commission and host a conference call on Friday, May 7, which is well ahead of the deadline for non-accelerated filers."

     Conference Call Information

     Senior management will discuss the Company's first quarter 2004 earnings results, as well as its long-term outlook, during an investors' conference call on Friday, May 7, 2004, at 10:30 a.m. (Eastern).
     To listen to, and participate in, the live questions-and-answers exchange, call one of the following telephone numbers at least five minutes prior to the start time: Domestic, 888-694-4768; or International, 973-935-8514. For the convenience of investors, telephone replay will be available through Friday, May 21, 2004, via the following telephone numbers: Domestic, 877-519-4471 (Code No. 4754789); or International, 973-341-3080 (Code No. 4754789).
     To participate via webcast, go to
http://www.viavid.net/detailpage.aspx?sid=00001BBF. For the convenience of investors, the webcast will be archived for six months.

     About the Company

     Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationships with its lenders and creditors. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and the risks associated with our business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com